UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2024

MIND MEDICINE (MINDMED) INC.

(Exact Name of Registrant as Specified in its Charter)

British Columbia, Canada	001-40360	98-1582438
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One World Trade Center, Suite 8500
New York, New York	10007
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 220-6633

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions :

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value per share	MNMD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed, on March 7, 2024, Mind Medicine (MindMed) Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with Commodore Capital Master LP and Deep Track Biotechnology Master Fund, LTD (collectively, the “Holders”), pursuant to which the Company issued an aggregate of 12,500,000 common shares, without par value, of the Company to the Holders (the “Private Placement Shares”) in a private placement transaction (the “Private Placement”).

On October 17, 2024, the Company entered into an exchange agreement (the “Exchange Agreement”) with the Holders pursuant to which the Holders exchanged (the “Exchange”) an aggregate of 8,000,000 of the Private Placement Shares for pre-funded warrants (the “Exchange Warrants”) to purchase an aggregate of 8,000,000 common shares of the Company with an exercise price of $0.001 per share (the “Exchange Shares”). The Exchange Warrants were issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), afforded by Section 3(a)(9) of the Securities Act as securities exchanged by the Company with existing security holders where no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange.

The Exchange Warrants are exercisable at any time after the date of issuance. The exercise price and the number of Exchange Shares are subject to appropriate adjustment in the event of certain share dividends and distributions, share splits, share combinations, reclassifications or similar events affecting the Company’s common shares as well as upon any distribution of assets, including cash, securities or other property, to the Company’s shareholders. The Exchange Warrants will not expire and are exercisable in cash or by means of a cashless exercise. Each Holder may not exercise the Exchange Warrants if the aggregate number of common shares of the Company beneficially owned by such Holder, together with its affiliates, would exceed more than 9.99% of the number of common shares of the Company outstanding following such exercise, as such percentage ownership is determined in accordance with the terms of the Exchange Warrants; provided however, each Holder may increase or decrease this percentage not in excess of 19.99% by providing at least 61 days’ prior notice to the Company.

In connection with the Private Placement, the Company also entered into a registration rights agreement, dated March 7, 2024 (the “Registration Rights Agreement”), with the Holders requiring the Company to register the resale of the Private Placement Shares. The Private Placement Shares were subsequently registered pursuant to a registration statement on Form S-3 that was declared effective on April 29, 2024 by the United States Securities and Exchange Commission (the “SEC”). In connection with entering into the Exchange Agreement, the Company and the Holders also entered into an amendment to the Registration Rights Agreement (the “Amendment”), pursuant to which the Company agreed to register the resale of the Exchange Shares.

No distribution under the Exchange occurred in Canada or to a person resident in Canada.

The foregoing summary of the terms of the Exchange Agreement, the Exchange Warrants and the Amendment does not purport to be complete and is qualified in its entirety by reference to the Exchange Agreement, the form of Exchange Warrant and the Amendment, which are attached hereto as Exhibit 4.1, Exhibit 10.1 and Exhibit 10.2, respectively, and which are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information as set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference under this Item 3.02.

Neither this Current Report on Form 8-K, nor any exhibit attached hereto, is an offer to sell or the solicitation of an offer to buy the securities described herein.

Item 8.01	Other Events.

On October 17, 2024, the Company filed with the SEC a prospectus supplement to the prospectus included in the Company’s registration statement on Form S-3 (File No. 333-280548), which became automatically effective upon filing with the SEC on June 28, 2024 (the “Registration Statement”), with respect to the resale by the Holders, and any of their pledgees, assignees, donees, transferees or other successors-in-interest, of the Exchange Shares to satisfy the Company’s obligations pursuant to the Amendment. A copy of the legal opinion of Osler, Hoskin & Harcourt LLP, Canadian counsel to the Company, relating to the issuance of the Exchange Shares registered for resale pursuant to the Registration Statement is attached hereto as Exhibit 5.1 and is hereby incorporated by reference into the Registration Statement.

Item 9.01	Financial Statements and Exhibits.

(d)            Exhibits

Exhibit No.	Description
4.1	Form of Pre-Funded Warrant.

5.1	Opinion of Osler, Hoskin & Harcourt LLP.

10.1	Exchange Agreement, dated as of October 17, 2024, by and among Mind Medicine (MindMed) Inc., Commodore Capital Master LP and Deep Track Biotechnology Master Fund, LTD.

10.2	Amendment No. 1 to the Registration Rights Agreement, dated as of October 17, 2024, by and among Mind Medicine (MindMed) Inc., Commodore Capital Master LP and Deep Track Biotechnology Master Fund, LTD.

23.1	Consent of Osler, Hoskin & Harcourt LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIND MEDICINE (MINDMED) INC.

Date: October 17, 2024	By:	/s/ Robert Barrow
	Name:	Robert Barrow
	Title:	Chief Executive Officer